UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016  (November 17, 2016)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) and (c) Departure and Appointment of Certain Officers

At a regular meeting of the Board of Directors (the “Board”) of Union Pacific Corporation (the “Company”) held on November 17, 2016, the Board, acting upon recommendation of the Compensation and Benefits Committee, elected Eric L. Butler, currently Executive Vice President and Chief Marketing Officer, as Executive Vice President and Chief Administrative Officer effective December 1, 2016, replacing Diane K. Duren, who will remain at the Company as Senior Vice President and Corporate Secretary until her retirement in February, 2017, and will assist in overseeing the transition process.

In addition, the Board, acting upon recommendation of the Compensation and Benefits Committee, elected Elizabeth F. Whited, currently Vice President and General Manager-Chemicals, as Executive Vice President and Chief Marketing Officer effective December 1, 2016, replacing Mr. Butler.

The Company issued a press release regarding Ms. Duren’s retirement and the elections of Mr. Butler and Ms. Whited, which is attached hereto as Exhibit 99.1.

(d) Election of Directors

At its meeting on November 17, 2016, the Board, acting upon recommendation of the Corporate Governance and Nominating Committee, elected Deborah C. Hopkins, age 62, to serve on the Board as a director of the Company, effective January 1, 2017.  Ms. Hopkins is the founder and Chief Executive Officer of Citi Ventures and Citi’s Chief Innovation Officer.  Ms. Hopkins joined Citi in 2003 as Head of Corporate Strategy and was later appointed Chief Operations and Technology Officer.  Prior to joining Citi, Ms. Hopkins served as the Chief Financial Officer at Boeing and then Lucent Technologies, General Auditor of General Motors before being named Vice President of Finance at General Motors Europe, and Corporate Controller at Unisys.  The Company issued a press release regarding the election of Ms. Hopkins, which is attached hereto as Exhibit 99.2.

The Board did not appoint Ms. Hopkins to serve on any committees at the time of the election.  Information regarding any committee appointments will be provided in an amendment to this Current Report on Form 8-K.

All Company directors serve concurrently on the Board of Directors of the Company’s principal operating subsidiary, Union Pacific Railroad Company.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press releases relating to the foregoing officer announcements of Ms. Duren’s retirement and the elections of Mr. Butler and Ms. Whited, dated November 17, 2016, and the election of Ms. Hopkins to the Board, are furnished herewith as Exhibit 99.1 and Exhibit 99.2.

Item 8.01 Other Events

On November 17, 2016, the Company issued a press release announcing the Board reauthorized the Company’s share repurchase program, effective January 1, 2017, which will replace the current program and will be consistent with the procedures and policies governing the repurchase of the Company’s common stock under the existing program.  Also included in the release is information regarding the Board’s vote to increase the Company’s current quarterly dividend from 55 cents per share to 60.5 cents per share, a 10% increase, which will be payable on December 29, 2016, to shareholders of record on November 30, 2016.  A copy of the Company’s press release regarding the share repurchase program and dividend increase is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1Press Release of Union Pacific Corporation, dated November 17, 2016.

99.2Press Release of Union Pacific Corporation, dated November 17, 2016.

99.3Press Release of Union Pacific Corporation, dated November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2016

UNION PACIFIC CORPORATION

By:	/s/ James J. Theisen, Jr.
James J. Theisen, Jr.
Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

99.1Press Release of Union Pacific Corporation, dated November 17, 2016.

99.2Press Release of Union Pacific Corporation, dated November 17, 2016.

99.3Press Release of Union Pacific Corporation, dated November 17, 2016.